Exhibit 99.1

Indivior Proposes New Corporate Structure to Achieve U.S. Domiciliation
Richmond, VA, October 1, 2025 – Indivior PLC (Nasdaq: INDV) (“Indivior PLC” or the “Company”) today announced that it intends to pursue a change in domicile from the U.K. to the U.S. and will establish a new U.S. parent company, Indivior Pharmaceuticals, Inc. (IPI), above its existing U.K. parent company.
This follows Indivior’s U.S. listing on the Nasdaq Stock Exchange (“Nasdaq”) in June 2023 and subsequent cancellation of its secondary listing on the London Stock Exchange in July 2025. Indivior’s board of directors is recommending the proposed change in domicile of the parent company of the Indivior group (the “Group”) to maximize the benefits of its U.S. stock listing, including:
•Expanding Indivior’s U.S. capital markets presence
•Simplifying corporate governance and reducing complexity
•Increasing potential U.S. equity indexation
•Further alignment with U.S. health policy stakeholders and positioning Indivior as a U.S.-based treatment innovator, enabling closer collaboration with public health leaders on advancing SUBLOCADE® for opioid use disorder

Transaction Process & Timeline
Indivior intends to implement the redomiciliation by means of a U.K. court-sanctioned scheme of arrangement (the “Scheme”). Subject to the approval of Indivior’s shareholders, following the effectiveness of the Scheme, Indivior PLC will become a direct wholly owned subsidiary of IPI, a new Delaware corporation. IPI’s common stock will be listed on Nasdaq and will continue to trade under the symbol INDV. Shareholders of Indivior PLC will receive one new IPI share for each Indivior PLC share held as of the scheme record date. Indivior PLC shares will be cancelled at the time shareholders receive their new shares of IPI.
No additional equity will be raised by IPI as part of the transaction.
The Scheme requires a formal vote by Indivior PLC shareholders at an extraordinary general meeting (“EGM”) to be approved by a majority in number of Indivior PLC shareholders voting in person or by proxy and representing 75% in value of the shares voted.
The timeline for the transaction is expected to be:
•Mid November 2025: Shareholder circular including the notice of EGM issued to shareholders
•Early December 2025: EGM held in London
•Late January 2026: Effective date of the Scheme; Indivior PLC shares exchanged for IPI shares; IPI shares begin trading on Nasdaq

No action is needed by shareholders at this time.
Additional Information Forthcoming
Further details about the Scheme and any expected impacts on the Company and its shareholders will be provided in the shareholder circular, which will include a notice for the special meeting.
Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or by means of a transaction exempt from such registration requirements.
Investors and security holders will be able to obtain free copies of the shareholder circular (when available) and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company regarding the redomiciliation and the Scheme through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Company’s website at www.indivior.com under the tab “Investors” and under the heading “SEC Filings” or by contacting the Company’s Company Secretary by email at cosec@indivior.com.
Important Cautionary Note Regarding Forward-looking Statements
Certain statements contained herein are forward-looking statements." Forward-looking statements include, among other things, express and implied statements pertaining to (i) our intentions with respect to the redomiciliation and our expectation that it will become effective; (ii) expected future sources of shareholder value, (iii) expected benefits of the redomiciliation, (iv) estimates of costs and complexity of maintaining a secondary listing, and (v) statements containing the words "believe", "anticipate,” "plan,” "expect,” "intend,” "estimate,” "forecast," "strategy,” "target,” "guidance,” "outlook,” "potential,” "project,” "priority," "may,” "will,” "should,” "would,” "could,” "can,” "outlook," the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.
Actual results may differ materially from those expressed or implied in such statements because they relate to future events, will require court and shareholder approval which may not be obtained, or involve the actions of third parties beyond the Company’s control. For information about some additional risks and important factors that could affect our future results and financial condition, see the discussion of "Risk Factors" in our Annual Report on Form 10-K filed March 3, 2025, our Forms 10-Q filed May 1, 2025 and July 31, 2025, and our other filings with the SEC.

We have based the forward-looking statements in this release on our current expectations and beliefs concerning future events. Forward-looking statements contained in this release speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement.
About Indivior
Indivior is a pharmaceutical company working to help change patients' lives by developing medicines to treat opioid use disorder (OUD). Our vision is that all patients will have access to evidence-based treatment for OUD and we are dedicated to transforming OUD from a human crisis to a recognized and treated chronic disease. Building on its portfolio of OUD treatments, Indivior has a pipeline of product candidates designed to expand on its heritage in this category. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.
Media Contact:
Cassie France-Kelly
Vice President, Communications
Indivior PLC
Tel: 804-724-0327
Cassie.france-kelly@indivior.com

Investor Contact:
Jason Thompson
Vice President, Investor Relations
Indivior PLC
Tel: 804-402-7123
jason.thompson@indivior.com